Exhibit 10.20

Execution Copy

FIRST LIEN GUARANTEE AND SECURITY AGREEMENT

made by

CSSW Holdings, LLC,

CSSW, LLC

and certain of its Subsidiaries

in favor of

Wells Fargo Bank, National Association,

as Collateral Agent

Dated as of July 17, 2009

i

7.5	Collateral and Administrative Agent’s Duties	17

SECTION 8.	MISCELLANEOUS	18
8.1	Amendments in Writing	18
8.2	Notices	18
8.3	No Waiver by Course of Conduct; Cumulative Remedies	18
8.4	Enforcement Expenses; Indemnification	18
8.5	Successors and Assigns	19
8.6	Set-Off	19
8.7	Counterparts	19
8.8	Severability	19
8.9	Section Headings	19
8.10	Integration	19
8.11	GOVERNING LAW	19
8.12	Submission To Jurisdiction	19
8.13	Acknowledgements	20
8.14	Additional Grantors	20
8.15	Termination; Releases	20
8.16	Security Interest Absolute	21
8.17	Reinstatement	22
8.18	WAIVER OF JURY TRIAL	22
8.19	Intercreditor Agreement	22

SCHEDULES

Schedule 1	Pledged Stock
Schedule 2	Perfection Matters
Schedule 3	Jurisdictions of Organization, Federal Identification Numbers and Chief Executive Offices
Schedule 4	Intellectual Property
Schedule 5	Notice Addresses
Schedule 6	Commercial Tort Claims
Schedule 7	Deposit Accounts and Securities Accounts

ANNEX

Annex I	Assumption Agreement

ii

FIRST LIEN GUARANTEE AND SECURITY AGREEMENT

FIRST LIEN GUARANTEE AND SECURITY AGREEMENT, dated as of July 17, 2009 (this “Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Wells Fargo Bank, National Association, as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of PIP3PX FirstWind Debt Ltd.  and PIP3GV FirstWind Debt Ltd. (the “Initial Lenders”) and the banks and other financial institutions or entities (the “Other Lenders” and together with the Initial Lenders, the “Lenders”) from time to time parties to the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of July 17, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CSSW, LLC, as borrower (the “Borrower”), CSSW Holdings, LLC (“CSSW Parent”), the Initial Lenders, Wells Fargo Bank, National Association, as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”) and the Collateral Agent, the Initial Lenders have severally agreed to make their respective extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Initial Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Initial Lenders to enter into the Credit Agreement and to induce the Initial Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.    DEFINED TERMS

1.1           Definitions. (a)   Unless otherwise defined herein, terms defined in the Credit Agreement and used herein (including in the preamble and recitals hereto) shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Contracts, Deposit Accounts,

Documents, Equipment, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Securities Accounts and Supporting Obligations.

(b)  The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Borrower” shall have the meaning set forth in the recitals hereto.

“Borrower Obligations” shall mean the collective reference to the unpaid principal of and interest on the Term Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Term Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent, the Lenders or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Collateral” shall have the meaning ascribed to such term in Section 3.1.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 6.3 or 6.4.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Contracts” shall mean all contracts and agreements to which any Grantor is or may hereafter become a party (in each case, whether written or oral, or third party or intercompany), including the Material Project Documents, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and proceeds of any insurance, indemnity, warranty or guaranty with respect thereto and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 4), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“CSSW Parent” shall have the meaning set forth in the recitals hereto.

“Deposit Account” shall have the meaning ascribed to such term in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Deposit Account Control Agreement” shall have the meaning ascribed to such term in Section 3.2.

“Grantors” shall have the meaning set forth in the preamble hereto.

“Guarantor Obligations” shall mean with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all Attorney Costs and expenses of the Collateral Agent or the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors” shall mean the collective reference to each Grantor other than the Borrower.

“Initial Lenders” shall have the meaning set forth in the preamble hereto.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to CSSW Parent or any of its Subsidiaries.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers” shall mean the collective reference to each issuer of any Investment Property.

“Lenders” shall have the meaning set forth in the preamble hereto.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Other Lenders” shall have the meaning set forth in the preamble hereto.

“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 4, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 4, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 4.

“Pledged Notes” shall mean all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock” shall mean the Equity Interests listed on Schedule 1, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64)  of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary Guarantors” shall mean after the Subsequent Closing Date, to the extent Grantors hereunder, the collective reference to the Steel Winds Holding Company and the Steel Winds Project Company.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 4, and (ii) the right to obtain all renewals thereof.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 4.

1.2           Other Definitional Provisions. (a)  The “Interpretation, Etc. “ provisions set forth in Section 1.3 of the Credit Agreement shall apply to this Agreement, including terms defined in the preamble and the recitals hereto.

(b)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.     GUARANTEE

2.1           Guarantee. (a)  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances, transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)           Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

(d)           Subject to Section 8.15  hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by full and final payment in cash and the Initial Term Loan Commitment and Subsequent Term Loan Commitment shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)           No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full and the Initial Term Loan Commitment and Subsequent Term Loan Commitment are terminated.

2.2           Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent and the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Collateral Agent and the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3           No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of set-off held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Secured Parties by the Borrower on account of the Borrower Obligations are paid in full and the Initial Term Loan Commitment and Subsequent Term Loan Commitment are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent, at the direction of the Majority Lenders, may determine.

2.4           Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of set-off with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Majority Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Collateral Agent or any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5           Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of set-off with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of set-off with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of set-off, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of set-off, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6           Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7           Payments. Payments by any Guarantor made hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the Payment Office of the Collateral Agent specified in the Credit Agreement.

SECTION 3.    GRANT OF SECURITY INTEREST

3.1           Grant of Security Interest. Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)          all Accounts;

(b)         all Chattel Paper;

(c)          all Contracts;

(d)         all Deposit Accounts;

(e)          all Documents;

(f)            all Equipment;

(g)         all Fixtures;

(h)         all General Intangibles;

(i)             all Instruments;

(j)             all Intellectual Property;

(k)          all Inventory;

(l)             all Investment Property;

(m)       all Letter-of-Credit Rights;

(n)         all Commercial Tort Claims from time to time described on Schedule 6;

(o)   all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(p)         all books and records pertaining to the Collateral; and

(q)   to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided that any such property shall be excluded from such security interest only to the extent and for so long as the consequences specified above shall exist and shall cease to be excluded and shall be subject to the Lien of the Security Documents immediately and automatically at such time as such consequence shall no longer exist.

3.2           Deposit Accounts. Each Grantor agrees that upon the opening by it of any Deposit Account, the Collateral Agent shall have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) with respect to all cash and other Collateral on deposit therein. Each Grantor hereby agrees that in the event it opens a Deposit Account, it shall execute and deliver a deposit account control agreement (a “Deposit Account Control Agreement”) with respect to such Deposit Account to the Collateral Agent within 30 days of opening such Deposit Account, in form and substance reasonably acceptable to the Collateral Agent.  No Grantor shall have any account other than a Deposit Account and no Grantor shall deposit any cash or other Collateral into any account other than a Deposit Account subject to a Deposit Account Control Agreement with the Collateral Agent.

SECTION 4.     REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Initial Lenders to enter into the Credit Agreement and to induce the Initial Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Agents and each Lender that:

4.1           Title; No Other Liens.  Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens on the Collateral under the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens, encumbrances or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted under the Credit Agreement. No Person shall have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of any Deposit Account, Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral other than the Collateral Agent. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of restriction on Liens and encumbrances under this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Collateral Agent and each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2           Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon execution and delivery of any relevant Deposit Account Control Agreements and upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for, in the case of Liens on Steel Winds Companies, Permitted Liens (other than as described in clause (n) of the definition of “Permitted Liens”).

4.3           Jurisdiction of Organization; Federal Identification Number; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, federal identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3.

4.4           Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor.

(b)           All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.  None of the Pledged Stock is subject to any voting trust, shareholder agreement or voting agreement or other agreement, right instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting agreement, other than limited liability company agreements, partnership agreements or other governing documents of the relevant Issuer.  None of the Pledged Stock is subject to an existing option, warrant, call, right, commitment or other agreement, and there is no membership interest or other Equity Interests outstanding required to be pledged hereunder in any Subsidiary, that upon conversion or exchange would require, the issuance by the applicable Grantor of any additional membership interests or other Equity Interests of such Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of such Subsidiary.

(c)           Unless otherwise consented to by the Collateral Agent, Equity Interests required to be pledged hereunder in any Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall either (i) be represented by a certificate, and in the Organizational Documents of such Subsidiary, the applicable Grantor shall cause the Issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform

Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its Organizational Documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The [partnership/limited liability company] hereby irrevocably elects that all [partnership/membership] interests in the [partnership/limited liability company] shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable].  Each certificate evidencing [partnership/membership] interests in the [partnership/limited liability company] shall bear the following legend: “This certificate evidences an interest in [name of [partnership/limited liability company]] and shall be a security for purposes of Article 8 of the Uniform Commercial Code. “ No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

or (ii) not have elected to be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code and shall not be represented by a certificate.

(d)                                 Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(e)                                  Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free and clear of any and all Liens, encumbrances or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and as permitted by the Credit Agreement.

4.5                                 Intellectual Property. (a) Schedule 4 lists all material Intellectual Property owned by such Grantor in its own name on the date hereof.

(b)                                 On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not knowingly infringe the intellectual property rights of any other Person.

4.6                                 Commercial Tort Claims. (a) On the date hereof, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $500,000.

(b)              Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.6  hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

4.7                                 Deposit Accounts and Securities Accounts. Schedule 7 sets forth a complete and correct list of all Deposit Accounts and Securities Accounts for each Grantor on the date hereof.

SECTION 5.    COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Initial Term Loan Commitment and Subsequent Term Loan Commitment shall have terminated:

5.1                                 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, upon its receipt thereof, the Grantor shall promptly deliver to the Collateral Agent such Instrument, Certificated Security or Chattel Paper, as applicable, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

5.2                                 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2  and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of or pledge the Collateral.

(b)                                 Such Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

(c)                                  At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent or any Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) subject to Section 3.2,  in the case of Deposit Accounts and Letter-of-Credit Rights and any other relevant Collateral, taking any commercially reasonable actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.3                                 Changes in Name, etc. Such Grantor will not, (a) except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3  or (b) except upon 10 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, change its name.

5.4                                 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of Pledged Stock or Pledged Notes and except as otherwise expressly provided in the Credit Agreement, any other Investment Property, upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital constituting Collateral shall be made on or in respect of such Investment Property or any property shall be distributed upon or with respect to such Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property constituting Collateral so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property constituting Collateral so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)                                 Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, unless such securities are delivered to the Collateral Agent, concurrently with the issuance thereof, to be held by the Collateral Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien, encumbrance or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Permitted Liens under the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)                                  In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.2(c)  and 6.6  shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.2(c)  or 6.6  with respect to the Investment Property issued by it.

5.5                                 Intellectual Property. Such Grantor shall take commercially reasonable actions to maintain the value and validity of all Intellectual Property owned by it that is material to its business, except to the extent the failure to take any such action could not reasonably be expected to have a Material Adverse Effect.

5.6                                 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $500,000,  such Grantor shall within 30 days of obtaining such interest sign and deliver documentation reasonably acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 6.    REMEDIAL PROVISIONS

6.1                                 Grantors Remain Liable. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto.  Neither the Collateral Agent or any Secured Party shall be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.2                                 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.2(b),  each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case, paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Majority Lenders’ reasonable judgment, would materially impair the Pledged Stock or which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)                                 If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

6.3                                 Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.

6.4                                 Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations then due and owing in accordance with Section 11.5  of the Credit Agreement and the Collateral Agent shall retain any other proceeds constituting Collateral in accordance with the terms of this Agreement.

6.5                                 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5  with respect to any Grantor’s Collateral, after deducting all reasonable costs and expenses of every kind incurred for the care or safekeeping of any of the Collateral of such Grantor or in any way relating to preserving or maintaining the Collateral of such Grantor or the rights of the Collateral Agent and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of such Grantor, in such order as the Collateral Agent may elect and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.6                                 Sale of Pledged Stock. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)                                 Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

6.7                                 Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Agent, all Indebtedness owing by it to any Subsidiary of any Grantor shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

6.8                                 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and reasonable Attorney Costs and expenses of the Collateral Agent or any Secured Party to collect such deficiency.

SECTION 7.    THE COLLATERAL AGENT

7.1                                 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, subject to the last sentence of this Section 7.1(a), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Contract or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent or any Lender may request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of the Credit Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Sections 6.5 or 6.6,  any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a)  to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due Term Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent immediately upon demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2                                 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3                                 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent or any Lender determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” or “all assets” in any such financing statements.

7.4                                 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5                                 Collateral and Administrative Agent’s Duties. (a) Wells Fargo Bank, National Association, in its capacity as Collateral Agent and Administrative Agent, agrees to take any actions or exercise any powers or remedies provided for it under this Agreement or the Loan Documents if so instructed by the requisite Lenders; provided, however, that the Agents shall not be required to take any action that exposes it to personal liability, requires it to advance or expend funds, or that is contrary to this Agreement, the Loan Documents or any Requirement of Law.  The Lenders acknowledge that the Administrative Agent and the Collateral Agent will only be required to exercise its rights and remedies under this Agreement or the other Loan Documents upon the written direction of the requisite Lenders and that any permissive duty contained in this Agreement or the other Loan Documents shall not be construed as an obligations imposed upon either the Administrative Agent or the Collateral Agent.

(b)                                 Notwithstanding anything herein to the contrary, the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities of the Collateral Agent set forth in the Credit Agreement and the other Loan Documents, as if such rights, powers, immunities and indemnities were specifically set forth herein. Each Grantor hereby acknowledges the appointment of the Collateral Agent pursuant to the Credit Agreement. The rights, privileges, protections and benefits given to the Collateral Agent, including their right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in its capacity hereunder.

SECTION 8.    MISCELLANEOUS

8.1                                 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.10  of the Credit Agreement.

8.2                                 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 13.3  of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5.

8.3                                 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1),  delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                                 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its properly documented reasonable costs, fees and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, Attorney Costs and expenses of each Secured Party and the Collateral Agent.

(b)                                 Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)                                  Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Sections 13.1 and 13.2 of the Credit Agreement.

(d)                                 The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5                                 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.6                                 Set-Off. In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Secured Party agrees promptly to notify the relevant Grantor and the Collateral Agent after any such application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such application.

8.7                                 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by .pdf or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8                                 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9                                 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10                           Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or therein.

8.11                        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12                           Submission To Jurisdiction. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by applicable Requirement of Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Requirements of Law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. To the extent permitted by applicable Requirements of Law, each party hereto further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to such party at the address referenced in Section 8.2,  such service to be effective upon the date indicated on the postal receipt returned from such party.

8.13                           Acknowledgements. Each Grantor hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14                           Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement on or after the Subsequent Closing Date pursuant to Section 9.22  of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.  The parties hereto acknowledge and agree that with respect to the Steel Winds Project, if the Steel Winds Letters of Credit are in existence as of the Subsequent Closing Date and the Steel Winds Project Company is the obligor thereunder, then the Steel Winds Companies shall be required to become a party to this Agreement upon the termination or expiration of such Steel Winds Letters of Credit.

8.15                           Termination; Releases. (a) Upon the indefeasible payment and performance in full (in cash) of any and all Obligations (other than inchoate Obligations for which no claims have been asserted), whether due or to become due, direct or indirect, absolute or contingent, and howsoever evidences, held or acquired, this Agreement and the other Loan Documents shall automatically terminate and be of no further force and effect (other than the provisions hereof that by their express terms survive such termination) and at the direction of the Majority Lenders, the Administrative Agent and Collateral Agent shall execute and deliver such documentation confirming such termination as may reasonably be requested by the Borrower and the Collateral shall automatically be released from the Liens of under this Agreement and any other Security Documents and the guarantees thereunder terminated, all without delivery of any instrument or performance of any act by any Person.

(b)                                 Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agents are hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations under Section 2 hereunder (i) to the extent necessary to permit consummation of any transaction permitted by the Loan Documents or that has been consented to by the Majority Lenders or (ii) the circumstances described in clause (a) above.

(c)                                  Upon the incurrence or issuance of any Qualified Tax Equity Financing or any Steel Winds Permitted Project Indebtedness, in each case with respect to the Steel Winds Project (including by either of the Steel Winds Companies) on and after the Subsequent Closing Date and so long as the Net Cash Proceeds thereof have been applied in accordance with Section 4.1(a)  of the Credit Agreement to the extent the Steel Winds Companies have granted Collateral pursuant to Section 9.22  of the Credit Agreement and Section 8.14  of this Agreement, the Collateral granted by the Steel Winds Companies shall be released from the Liens created by the Security Documents, and the Security Documents shall no longer be applicable to the Steel Winds Companies and all obligations (other than those that expressly survive such release) of the Steel Winds Companies (including the guarantee obligations of Steel Winds Holding Company) under this Agreement and any other Security Document shall terminate, all without delivery of any instrument or performance of any act by any Person.

8.16                           Security Interest Absolute. To the maximum extent permitted by applicable Requirement of Law, the rights and remedies of the Collateral Agent hereunder, the Liens created hereby, and, subject to Section 2.5,  the obligations of the Grantors under this Agreement are absolute, irrevocable and unconditional and will remain in full force and effect without regard to, and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination or release pursuant to Section 8.15),  including: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any of the Loan Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof, (b) any waiver of, consent to or departure from, extension, indulgence or other action or inaction under or in respect of any of the Obligations, this Agreement, any other Loan Document or other instrument or agreement relating thereto, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Obligations, this Agreement, any other Loan Document or any such other instrument or agreement relating thereto, (c) any furnishing of any additional security for the Obligations or any part thereof to the Collateral Agent or any other Person or any acceptance thereof by the Collateral Agent or any other Person or any substitution, sale, exchange, release, surrender or realization of or upon any such security by the Collateral Agent or any other Person or the failure to create, preserve, validate, perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Collateral Agent or any other Secured Party, (d) any invalidity, irregularity or unenforceability of all or any part of the Obligations, any other Loan Document or any other agreement or instrument relating thereto or any security therefor, (e) the acceleration of the maturity of any of the Obligations or any other modification of the time of payment thereof, (f) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Grantor or may preclude any Grantor from obtaining reimbursement, contribution, indemnification or other recovery and even though such Grantor may or may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency, (g) any act or omission of the Collateral Agent or any other Person (other than payment of the Obligations) that directly or indirectly results in or aids the discharge or release of any Grantor or any part of the Obligations or any security or guarantee (including any letter of credit) for all or any part of the Obligations by operation of law or otherwise, (h) the election by the Collateral Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (i) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code, (j) any use of cash collateral under Section 363 of the Bankruptcy Code, (k) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (l) the avoidance of any Lien in favor of the Collateral Agent for any reason, (m) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding or (n) any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section 8.16  that the obligations of any Grantor hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

8.17                           Reinstatement. This Agreement and the Liens created hereunder shall automatically be reinstated if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made, and such Grantor shall indemnify the Collateral Agent, each other Secured Party and its respective employees, officers and agents on demand for all reasonable fees, costs and expenses (including reasonable fees, costs and expenses of counsel) incurred by the Collateral Agent, such other Secured Party or their respective employees, officers or agents in connection with such reinstatement, rescission or restoration.

8.18                        WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.19                           Intercreditor Agreement.  Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

CSSW, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title: Secretary

CSSW HOLDINGS, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title: Secretary

[Signature Page to First Lien Guarantee and Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, As Collateral Agent

By:	/s/ Michael Pinzon
Name: Michael Pinzon
Title: Vice President

[Signature Page to First Lien Guarantee and Security Agreement]

Schedule 1

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

CSSW, LLC	N/A	N/A	100% of membership interests

New York Wind III, LLC	N/A	N/A	100% of membership interests

Stetson Holdings, LLC	N/A	N/A	100% of membership interests

Pledged Notes:

None.

Schedule 2

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Secretary of State of the State of Delaware

Patent and Trademark Filings

None.

Actions with respect to Pledged Stock

Other Actions

Delivery of all share certificates of Pledged Stock to Collateral Agent

Schedule 3

LOCATION OF JURISDICTIONS OF ORGANIZATION; FEDERAL IDENTIFICATION NUMBERS;
CHIEF EXECUTIVE OFFICES

Full and Correct Legal Name	CSSW HOLDINGS, LLC	CSSW, LLC
Type of Organization	Limited Liability Company	Limited Liability Company
Jurisdiction of Organization	Delaware	Delaware
Organizational ID Number	4707418	4707420
Mailing Address	c/o First Wind Energy, LLC	c/o First Wind Energy, LLC
	85 Wells Avenue, Suite 305	85 Wells Avenue, Suite 305
	Newton, MA 02459	Newton, MA 02459
	Attention: President	Attention: President
Place of Business	Delaware	Delaware
Location of Chief Executive Officer	c/o First Wind Energy, LLC	c/o First Wind Energy, LLC
	85 Wells Avenue, Suite 305	85 Wells Avenue, Suite 305
	Newton, MA 02459	Newton, MA 02459
	Attention: President	Attention: President
Change of Name	N/A	N/A

Schedule 4

COPYRIGHTS AND COPYRIGHT LICENSES

None.

PATENTS AND PATENT LICENSES

None.

TRADEMARKS AND TRADEMARK LICENSES

None.

Schedule 5

NOTICE ADDRESSES OF GUARANTORS

c/o First Wind Energy, LLC

85 Wells Avenue, Suite 305

Newton, MA 02459

Schedule 6

COMMERCIAL TORT CLAIMS

None.

Schedule 7

DEPOSIT AND SECURITY ACCOUNTS

None.

Annex I to

Guarantee and Security Agreement

ASSUMPTION AGREEMENT, dated as of                                 , 20   , made by                                             (the “Additional Grantor”), in favor of Wells Fargo Bank, National Association, as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of PIP3PX FirstWind Debt Ltd. and PIP3GV FirstWind Debt Ltd. (the “Initial Lenders”) and the banks and other financial institutions or entities (the “Other Lenders” and together with the Initial Lenders, the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, CSSW, LLC as borrower (the “Borrower”), CSSW Holdings, LLC (“CSSW Parent”), the Initial Lenders, Wells Fargo Bank, National Association, as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”) and the Collateral Agent have entered into the Credit Agreement, dated as of July 17, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Security Agreement, dated as of July 17, 2009 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Security Agreement”) in favor of the Collateral Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires in certain circumstances for the Additional Grantor to become a party to the Guarantee and Security Agreement on or after the Subsequent Closing Date; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Guarantee and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14  of the Guarantee and Security Agreement, hereby becomes a party to the Guarantee and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex I-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Security Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.  Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.  Acknowledgment.  The undersigned hereby acknowledges and consents to, the Intercreditor Agreement, dated as of July 17, 2009, between HSH Nordbank, AG, New York Branch, as the Holdings Agent and Wells Fargo Bank, National Association, as the Aimco Agent. The undersigned agrees to be bound by the Intercreditor Agreement, and that the Intercreditor Agreement may be amended by Aimco Agent and Holdings Agent (as such terms are defined in the Intercreditor Agreement) without notice to, or the consent of, the Additional Grantor or any other Person.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex I-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7